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                                                                   EXHIBIT 99

                            ROCKY SHOES & BOOTS, INC.

                   Company Contact:     Jim McDonald
                                        Chief Financial Officer
                                             (740) 753-1951

                   Investor Relations:  Integrated Corporate Relations, Inc.
                                        Chad A. Jacobs/Brendon E. Frey
                                        (203) 682-8200


               ROCKY SHOES & BOOTS ANNOUNCES EXECUTIVE PROMOTIONS


NELSONVILLE, Ohio, January 12, 2005 - Rocky Shoes & Boots, Inc. (Nasdaq: RCKY) today announced it has promoted David Sharp to President and Chief Operating Officer and James McDonald to Executive Vice President, Chief Financial Officer and Treasurer.

Sharp joined Rocky Shoes & Boots in June 2000 as Vice President of Marketing and Manufacturing Operations and was promoted to Executive Vice President and Chief Operating Officer in April 2002. Prior to joining Rocky, he was Vice President-General Manager of Double H, a division of H.H. Brown Shoe Company, a wholly-owned subsidiary of Berkshire Hathaway.

McDonald joined Rocky Shoes & Boots as Vice President and Chief Financial Officer in June 2001. Previously, he served as Divisional Chief Financial Officer for the Double H Boot and Lowell Shoe Divisions of H.H. Brown.

Mike Brooks, Chairman and Chief Executive Officer of Rocky Shoes & Boots, stated: "Both David and Jim have been an integral part of our success during the last several years, and it gives me great pleasure to announce these well-deserved promotions. With our acquisition of EJ Footwear, we have begun a new and exciting chapter at Rocky, and I am extremely confident their increased leadership will be a valuable asset to the direction of the Company. We're moving forward with a powerful operating platform and a strong management team dedicated to capitalizing on the many opportunities that lie ahead."

ABOUT ROCKY SHOES & BOOTS, INC.
Rocky Shoes & Boots, Inc. designs, develops, manufactures and markets premium quality rugged outdoor, occupational, and casual footwear, as well as branded apparel and accessories. The Company's footwear, apparel and accessories are marketed through several distribution channels, primarily under owned brands, ROCKY(R) and GATES(R), and effective with the acquisition of EJ Footwear Group today, GEORGIA BOOT(R), LEHIGH(R), DURANGO, and licensed brands, DICKIES(R) and JOHN DEERE(R).

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management. These forward-looking statements involve numerous risks and uncertainties, including, without




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limitation, the various risks inherent in the Company's business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2003. One or more of these factors have affected historical results, and could in the future affect the Company's businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.